EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Receives NYSE MKT Compliance Letter

Coeur d’Alene, Idaho – November 25, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced that it has received a letter from the NYSE MKT (the “Exchange”) advising the Company that Timberline has regained compliance with the NYSE MKT continued listing standards.  Specifically, the Company has regained compliance with respect to Sections 1003(a)(iv) and 1003(f)(v) of the NYSE MKT Company Guide referenced in letters from the Exchange dated February 6, 2014, and May 19, 2014.  The Company remains subject to normal continued listing monitoring by the Exchange.

The Company’s recent acquisition of Wolfpack Gold (Nevada) Inc., which included cash and exploration properties, and the recently-implemented reverse stock split were integral to regaining compliance with the Exchange’s continued listing standards.

Paul Dircksen, Timberline’s President and CEO remarked, “We believe our listing on the NYSE MKT provides value to our shareholders and potential investors, and we are pleased that the Exchange has recognized our success in regaining compliance with their continued listing standards.  We are focused on providing positive results from exploration on our properties, and we intend to remain in compliance with the NYSE MKT continued listing standards.”

The Company also announced that the Montana Department of Environmental Quality (“MDEQ”) is on schedule with its work on the Final Environmental Impact Statement (“Final EIS”) at the Butte Highlands Gold Project (“Butte Highlands”), where the Company and its joint venture partner are progressing toward receipt of the Final Hard Rock Operating Permit (“Final HROP”).  In fact, the MDEQ has revised the expected completion date, as reported in the Company’s news release on October 20, 2014, for the release and publication of the Final EIS from December 22, 2014 to December 18, 2014.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline's exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the Company’s ability to remain listed on the NYSE MKT or the TSX-V, expected permits and timing of permits and records of decision by the MDEQ and/or USFS at Butte Highlands, progress and timing of evaluations, including the Final EIS and the Final EA , being done by MDEQ and/or USFS, schedule and completion of the Final EIS, timing, schedule and completion of the Record of Decision, issuance of the Final Hard Rock Operating Permit, timing and remittance of the required bond at Butte Highlands, timing of the completion of the Final EA by the USFS, sufficiency of the proposed mitigation measures, the estimated timing for flow augmentation, the level of post-mining groundwater elevations and enhanced spring development to support stream flows, the revised schedule for completion of the Final EIS, commencement and timing of production at Butte Highlands, use of the Highland Road for material haulage, timing and information regarding a revised schedule from MDEQ and/or USFS, and the continuation of development and funding by the Company’s JV partner at Butte Highlands. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether or not the Company completes the acquisition of Wolfpack US, risks related to obtaining shareholder and regulatory approvals, market risks, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

2 | TIMBERLINE RESOURCES